UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2017

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 1, 2017, Mary K. Brainerd was elected to the Board of Directors (the "Board") of Stryker Corporation (the "Company"). She has not been appointed to serve on a Board committee at this time.

Ms. Brainerd was most recently president and chief executive officer of HealthPartners, the largest, consumer-governed, nonprofit health care organization in the United States. She retired on June 1, 2017 after serving for 15 years as president and chief executive officer. Prior to that, she held various executive roles with HealthPartners since 1992 and with Blue Cross and Blue Shield of Minnesota from 1984 to 1992. Ms. Brainerd received a B.A. from the University of Minnesota and a M.B.A. from the University of St. Thomas. She previously served on the boards of Possis Medical, Inc. and SurModics, Inc. and is one of the founding chief executive officers and the former chair of the Itasca Project, a group of 40 government, civic and business leaders addressing issues that impact long-term economic growth, including jobs, education, transportation and economic disparities, in the Minneapolis-St. Paul region.

As a non-employee director, Ms. Brainerd will receive compensation consistent with the Company’s non-employee director compensation practices. Such compensation generally includes a fixed annual fee of $60,000 and an additional annual fee of $55,000 for Board committee-related service, as well as equity awards consisting of a combination of stock options and restricted stock units. Ms. Brainerd’s initial cash fees will be pro-rated based on her time of service during 2017, and her equity awards will consist of an option to purchase 3,005 shares of common stock of the Company at an exercise price of $147.10 per share, the closing sales price on July 31, 2017, and 600 restricted stock units. The Company will indemnify Ms. Brainerd to the same extent as the Company’s other Board members.

The Company sells various products to HealthPartners in the ordinary course of business. Between January 1, 2016 and May 31, 2017, the Company’s sales to HealthPartners totaled approximately $17 million.

There are no arrangements or understandings between Ms. Brainerd and any other person pursuant to which she was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

August 2, 2017	/s/ GLENN S. BOEHNLEIN
Date	Glenn S. Boehnlein
Vice President, Chief Financial Officer